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Exhibit 10.6.2

WASHINGTON MUTUAL, INC.

RESOLUTION OF THE
DIRECTORS' HUMAN RESOURCES COMMITTEE

AMENDMENT NO. 2
TO THE AMENDED AND RESTATED 2002
EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, Washington Mutual, Inc. (the "Company") has adopted the Washington Mutual, Inc. Amended and Restated 2002 Employee Stock Purchase Plan (the "Plan"); and

WHEREAS, the Human Resources Committee (the "Committee") has the authority to amend the Plan under Section 16 except to the extent shareholder approval is required under the Section 423 of the Internal Revenue Code; and

WHEREAS, the Committee deems it advisable to amend the Plan;

NOW, THEREFORE, IT IS RESOLVED, that this Committee hereby amends the Plan as set forth in the Attachment A; and

RESOLVED FURTHER, that the officers of the Company are hereby authorized and directed to take any and all actions necessary to carry out the intentions of this resolution.

ATTACHMENT A

AMENDMENT NO. 2
TO THE WASHINGTON MUTUAL, INC.
AMENDED AND RESTATED

2002 EMPLOYEE STOCK PURCHASE PLAN

1.
Section 6(c) is hereby replaced in its entirety by the following:

          (c)   Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion establish a different Purchase Price at which Stock may be acquired for any future Offerings, provided that the Purchase Price may not be less than the price prescribed under Section 423 of the Code, and provided further that the Plan Administrator shall notify the Committee of its actions taken pursuant to this section as soon as reasonably possible.

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  Exhibit 10.6.2
RESOLUTION OF THE DIRECTORS' HUMAN RESOURCES COMMITTEE
2002 EMPLOYEE STOCK PURCHASE PLAN